EXHIBIT 99.1

CB Financial Services, Inc.
Announces Third Quarter 2026 Financial Results and
Declares Quarterly Cash Dividend

WASHINGTON, PA., October 26, 2026 -- CB Financial Services, Inc. (“CB” or the “Company”) (NASDAQGM: CBFV), the holding company of Community Bank (the “Bank”), today announced its third quarter and year-to-date 2026 financial results.

	Three Months Ended					Nine Months Ended
	9/30/26	6/30/26	3/31/26	12/31/25	9/30/25	9/30/26	9/30/25
(Dollars in thousands, except per share data) (Unaudited)

Net Income (Loss) (GAAP)	$5,327	$4,301	$3,867	$4,742	$(5,696)	$13,497	$164
Net Income Adjustments	(462)	—	(6)	(932)	9,627	(468)	10,391
Adjusted Net Income (Non-GAAP) (1)	$4,865	$4,301	$3,861	$3,810	$3,931	$13,029	$10,555

Earnings (Loss) per Common Share - Diluted (GAAP)	$0.99	$0.80	$0.73	$0.89	$(1.07)	$2.53	$0.03
Adjusted Earnings per Common Share - Diluted (Non-GAAP) (1)	$0.91	$0.80	$0.73	$0.72	$0.74	$2.44	$1.97

Income (Loss) Before Income Tax Expense (GAAP)	$5,824	$5,099	$4,581	$5,270	$(7,020)	$15,506	$33
Net (Recovery) Provision for Credit Losses	(69)	17	241	362	259	190	227
Pre-Provision Net Revenue (“PPNR”)	$5,755	$5,116	$4,822	$5,632	$(6,761)	$15,696	$260
Net Income Adjustments	—	—	(8)	(751)	11,757	(8)	12,724
Adjusted PPNR (Non-GAAP) (1)	$5,755	$5,116	$4,814	$4,881	$4,996	$15,688	$12,984
(1)Refer to Explanation of Use of Non-GAAP Financial Measures and reconciliation of adjusted net income and adjusted earnings per common share - diluted as presented later in this Press Release.
2026 Third Quarter Financial Highlights
•Average assets were $1.67 billion for the three months ended September 30, 2026, an increase of $9.6 million compared to the three months ended June 30, 2026. Average organic deposit growth and utilization of cash balances funded average loan growth and investment security purchases. The Company’s balance sheet strategy remains centered on driving earnings growth within a disciplined, stable risk framework. These strategies include:
◦Optimizing asset mix: Redeploying repayments of indirect automobile and residential mortgage loans into higher-yielding commercial loan products. Commercial loans totaled 63.2% of the Bank’s loan portfolio at September 30, 2026 compared to 59.8% at September 30, 2025.
◦Managing funding costs: Growing core deposits to reduce reliance on higher-cost wholesale borrowings. The Bank continues to strategically shift its deposit mix toward lower cost core deposit relationships and away from higher priced funding, a favorable transition driven by the ongoing onboarding of Specialty Treasury clients that began during the first quarter of 2026.
◦Actively managing interest rate risk: Using asset-liability modeling to reduce earnings sensitivity while keeping liquidity and capital strong.
•Adjusted earnings per diluted common share (EPS) (non-GAAP) increased to $0.91 for the three months ended September 30, 2026, compared to $0.80 for the three months ended June 30, 2026.
•Adjusted return on average assets (annualized) (non-GAAP) increased to 1.15% for the three months ended September 30, 2026, compared to 1.04% for the three months ended June 30, 2026.
•Adjusted return on average equity (annualized) (non-GAAP) increased to 11.95% for the three months ended September 30, 2026, compared to 10.77% for the three months ended June 30, 2026.

•Net interest and dividend income increased for six consecutive quarters to $15.0 million for the three months ended September 30, 2026 compared to $14.5 million for the three months ended June 30, 2026, as net interest margin (NIM) improved to 3.75% for the three months ended September 30, 2026 compared to 3.68% for the three months ended June 30, 2026. The improvement in NIM resulted from an increase in the yield on earning assets to 5.44% from 5.34%, driven by higher yields on cash, securities and loans. At the same time, the cost of funds increased to 1.75% from 1.72% resulting from Specialty Treasury deposit growth primarily in interest bearing demand and money market deposits.
•Noninterest expenses decreased $126,000 to $10.3 million for the three months ended September 30, 2026 compared to $10.4 million for the three months ended June 30, 2026. This decrease was driven by a decrease in salaries and employee benefits and data processing, partially offset by increases in Pennsylvania shares tax, contracted services, legal and professional fees and advertising expenses.
•Asset quality remains strong as nonperforming loans to total loans was 0.28% at September 30, 2026.
•Book value per share and tangible book value per share (Non-GAAP) was $30.67 and $28.76, respectively at September 30, 2026. The decline since year-end 2025 resulted from an increase in accumulated other comprehensive losses due to recent increases in market rates.
•The Bank remains well-capitalized and is positioned for future growth.
Management Commentary
President and CEO John H. Montgomery commented, “We delivered solid results for the quarter with improved net interest margin and earnings. Earning asset yields continued to benefit from the balance sheet restructuring executed in the third quarter of last year, helping insulate the portfolio against rate-related repricing pressure. We also maintained disciplined expense management, keeping our cost structure aligned with the current operating environment. Looking ahead, we are focused on building loan and deposit momentum as we close out the year and head into 2027.

We continued to operate with discipline in the third quarter, maintaining a strong balance sheet and the conservative credit standards that have long served our shareholders well. Total loans decreased modestly, primarily due to the payoff of a single large relationship, and we expect payoff activity to moderate in the fourth quarter. Asset quality remained solid, and our capital position strong, with nonperforming loans at 0.28% of total loans and the allowance for credit losses covering 311.8% of nonperforming assets at quarter-end, giving us the flexibility to pursue quality growth opportunities as they arise. The underlying strength of our loan portfolio, together with our ability to manage risk effectively, positions us well as we work to grow the balance sheet.

In the third quarter, our Specialty Treasury Payments & Services program continued to perform well following its move to full operational capacity last quarter. While total deposits were essentially flat for the quarter, the program continued to strengthen the composition of our deposit base, contributing $110.8 million in deposits since year-end. As newly onboarded relationships mature and begin to consolidate more of their banking activity with us, we expect the program’s contribution to build over time. We are confident in its ability to enhance the Company’s efficiency, scalability, and earnings power, and we continue to see a healthy pipeline and strong engagement across our customer base.

Supported by solid capital, sound asset quality and ample liquidity, we are well positioned to capitalize on the opportunities ahead and remain committed to delivering sustainable, long-term value for our shareholders.”
Dividend Declaration
The Company’s Board of Directors declared a $0.28 quarterly cash dividend per outstanding share of common stock, payable on or about November 27, 2026, to stockholders of record as of the close of business on November 13, 2026.
2026 Third Quarter Financial Review
Net Interest and Dividend Income
Net interest and dividend income increased $1.9 million, or 14.5%, to $15.0 million for the three months ended September 30, 2026 compared to $13.1 million for the three months ended September 30, 2025.
•Net Interest Margin (NIM) (GAAP) increased to 3.75% for the three months ended September 30, 2026 compared to 3.64% for the three months ended September 30, 2025. Fully tax equivalent (FTE) NIM (Non-GAAP) increased 12 basis points (“bps”) to 3.79% for the three months ended September 30, 2026 compared to 3.67% for the three months ended September 30, 2025.
•Interest and dividend income increased $2.3 million, or 11.6%, to $21.6 million for the three months ended September 30, 2026 compared to $19.3 million for the three months ended September 30, 2025.

◦Interest income on loans increased $579,000, or 3.6%, to $16.6 million for the three months ended September 30, 2026 compared to $16.0 million for the three months ended September 30, 2025. The average balance of loans increased $37.8 million to $1.16 billion from $1.12 billion, causing a $535,000 increase in interest income on loans. Additionally, the average yield on loans increased 1 bp to 5.69% from 5.68% despite a 50 bp reduction in the federal funds target rate since September 2025. While this led to the downward repricing of adjustable rate loans, the impact was mostly negated by a reduction in lower yielding consumer loans due to the discontinuation of the indirect automobile loan product with the redeployment of those funds into higher yielding commercial loan products. The increase in the average yield caused a $28,000 increase in interest income on loans.
◦Interest income on investment securities increased $1.1 million, or 38.0%, to $4.1 million for the three months ended September 30, 2026 compared to $3.0 million for the three months ended September 30, 2025 driven by an 48 bp increase in average yield, coupled with a $72.6 million increase in average balances. The increase in yield was primarily due to the third quarter 2025 implementation of a balance sheet repositioning strategy of the Bank’s portfolio of available-for-sale investment securities in which $129.6 million in book value of lower-yielding investment securities with an average yield of 2.87% were sold for an after-tax realized loss of $9.3 million. Investment securities sold included $121.1 million of mortgage-backed securities and collateralized mortgage obligations issued by the U.S. government-sponsored agencies, $5.0 million of U.S. government agency securities and $3.5 million of municipal securities. The Bank then purchased $117.8 million of higher-yielding mortgage-backed securities/collateralized mortgage obligations issued by U.S government-sponsored agencies, municipal securities, subordinated debt investments and non-agency guaranteed securitizations with an expected tax-equivalent yield of approximately 5.43%. The increase in the average balance resulted from current year purchases.
◦Interest income on interest-earning deposits at other banks increased $505,000 to $798,000 for the three months ended September 30, 2026 compared to $293,000 for the three months ended September 30, 2025 driven by a $50.2 million increase in average balances and a 5 bp increase in the average yield. The increase in the volume was due to deposit growth.
•Interest expense increased $353,000, or 5.7%, to $6.6 million for the three months ended September 30, 2026 compared to $6.2 million for the three months ended September 30, 2025.
◦Interest expense on deposits increased $82,000, or 1.4%, to $5.9 million for the three months ended September 30, 2026 compared to $5.8 million for the three months ended September 30, 2025. Average interest-bearing deposit balances increased $113.5 million, or 11.1%, to $1.13 billion as of September 30, 2026 compared to $1.02 billion as of September 30, 2025, primarily as the Bank grew core banking relationships and onboarded Specialty Treasury clients. The increase in average balances accounted for a $622,000 increase in interest expense. This was partially offset as the cost of interest-bearing deposits decreased 20 bps to 2.06% for the three months ended September 30, 2026 from 2.26% for the three months ended September 30, 2025 due to the Federal Reserve federal funds target rate decreases since September 2025. The decrease in the cost of interest-bearing deposits accounted for a $540,000 decrease in interest expense.
◦Interest expense on borrowed funds increased $271,000, or 62.7%, to $703,000 for the three months ended September 30, 2026 compared to $432,000 for the three months ended September 30, 2025. Average balances increased $27.2 million as short-term borrowings were utilized to replace maturing brokered deposits.
Provision for Credit Losses
A recovery of provision for credit losses of $69,000 was recorded for the three months ended September 30, 2026. The Company recorded a $399,000 recovery of provision for credit losses on loans primarily due to a decline in loan principal of $17.8 million and favorable changes in portfolio concentrations and improvement for individually assessed loans. This was partially offset as the provision for credit losses on unfunded commitments was $330,000 and was primarily due to a $10.8 million increase in unfunded commitments and an increase in the loss rate for construction and land development unfunded commitments. This compared to a provision for credit losses of $259,000 recorded for the three months ended September 30, 2025 as the provision for credit losses on loans was $336,000 and was primarily due to additional reserves required for overall loan growth, changes in qualitative factors and an addition to individually assessed loans requiring specific reserves, partially offset by favorable changes in portfolio concentrations and the calculated loss rate. This was partially offset by a $77,000 recovery for credit losses on unfunded commitments due to a decrease in unfunded commitments.
Noninterest Income
Noninterest income increased $11.7 million to $1.0 million for the three months ended September 30, 2026, compared to a loss of $10.7 million for the three months ended September 30, 2025 as a result of $11.8 million in losses on the sale of securities from a securities repositioning strategy executed during the three months ended September 30, 2025.

Noninterest Expense
Noninterest expense increased $1.1 million, or 11.8%, to $10.3 million for the three months ended September 30, 2026 compared to $9.2 million for the three months ended September 30, 2025. Salaries and benefits increased $604,000 primarily due to revenue producing treasury and commercial banking personnel additions, merit increases and higher benefit compensation costs. Data processing expense increased $345,000 due to the implementation of enhanced treasury and commercial banking platforms in late 2025 and early 2026. Contracted services increased $127,000 due to outsourced information security and treasury consulting services.
Income Taxes
Income tax expense was $497,000 for the three months ended September 30, 2026 compared to a $1.3 million tax benefit for the three months ended September 30, 2025. This change was driven by an increase in pre-tax income to $5.8 million for the three months ended September 30, 2026 compared to a $7.0 million loss for the three months ended September 30, 2025. The effective tax rate for the three months ended September 30, 2026 was 8.5%. The minimal effective tax rate resulted primarily from a $462,000 federal income tax benefit recorded related to the purchase of a $7.7 million renewable energy tax credit during the three months ended September 30, 2026 and an increase in low-income housing tax credits. This compared to an effective tax benefit rate of 18.9% for the three months ended September 30, 2025 due to the prior period loss on the sale of securities as part of the Company’s balance sheet repositioning strategy.
Statement of Financial Condition Review
Assets
Total assets increased $80.3 million, or 5.2%, to $1.63 billion at September 30, 2026, compared to $1.55 billion at December 31, 2025.
•Cash and due from banks decreased $863,000, or 2.7%, to $30.8 million at September 30, 2026, compared to $31.7 million at December 31, 2025.
•Securities increased $64.1 million, or 22.9%, to $344.0 million at September 30, 2026, compared to $279.9 million at December 31, 2025. This was primarily due to $134.7 million of security purchases, partially offset by $56.0 million of maturities and principal repayments on amortizing securities and a $15.1 million increase in unrealized losses on the portfolio as a result of recent increases in market interest rates.
Loans and Credit Quality
•Total loans remained stable at $1.16 billion for both September 30, 2026 and December 31, 2025, and included increases in commercial real estate and construction loans of $46.8 million and $6.9 million, respectively, partially offset by decreases in commercial and industrial, consumer, other and residential real estate loans of $25.5 million, $15.4 million, $7.3 million and $5.8 million, respectively. The decrease in commercial and industrial loans resulted from the payoff of a large line of credit due to the sale of the business while the decrease in consumer loans resulted from the continued reduction in indirect automobile loan production since the discontinuation of this product offering as of June 30, 2023. This portfolio is expected to continue to decline as resources are allocated and production efforts are focused on more profitable commercial products. Excluding the $15.5 million decrease in indirect automobile loans, total loans increased $15.1 million, or 1.3%. Loan production totaled $135.0 million while $107.5 million of loans were paid off since December 31, 2025.
•Nonperforming loans, which include nonaccrual loans and accruing loans past due 90 days or more, were $3.2 million at September 30, 2026 and $5.3 million at December 31, 2025. Nonperforming loans to total loans ratio was 0.28% at September 30, 2026 and 0.46% at December 31, 2025. The decrease in nonperforming loans was due to the full repayment of a $2.0 million commercial real estate loan which was placed on nonaccrual status in the fourth quarter of 2025.
•The allowance for credit losses (ACL) was $10.0 million at September 30, 2026 and $10.1 million at December 31, 2025. As a result, the ACL to total loans was 0.86% at September 30, 2026 and 0.87% at December 31, 2025. During the current year, the Company recorded a recovery for credit losses on loans of $14,000. The ACL to nonperforming assets was 311.8% at September 30, 2026 and 190.5% at December 31, 2025.
•Net charge-offs for the three months ended September 30, 2026 were $59,000, or 0.02% of average loans on an annualized basis, compared to net recoveries for the three months ended September 30, 2025 of $88,000, or 0.03% of average loans on an annualized basis. Net charge-offs for the nine months ended September 30, 2026 were $109,000, or 0.01% of average loans on an annualized basis, compared to net recoveries for the nine months ended September 30, 2025 of $72,000, or 0.01% of average loans on an annualized basis.

Other
•Accrued interest and other assets increased $16.8 million or 56.4%, to $46.6 million at September 30, 2026, compared to $29.8 million at December 31, 2025 due to the purchase of a $7.7 million renewable energy tax credit, a $4.0 million increase in required FHLB stock as a result of increased borrowing activity, a $3.3 million investment in a low-income housing tax credit project and a $3.2 million increase in deferred income taxes.
Liabilities
Total liabilities increased $81.8 million, or 5.9%, to $1.47 billion at September 30, 2026 compared to $1.39 billion at December 31, 2025.
Deposits
•Organic deposits increased $89.6 million, or 7.2%, to $1.33 billion as of September 30, 2026 compared to $1.24 billion at December 31, 2025. Interest-bearing demand and money market deposits increased $73.7 million and $27.7 million, respectively, while time and savings deposits decreased $10.4 million and $2.1 million, respectively. This growth has occurred as the Bank began onboarding Specialty Treasury clients during the first quarter of 2026. The Bank continues to focus on building core banking relationships while seeking opportunities to strategically reduce higher priced funding.
•Brokered deposits decreased $88.5 million, or 89.8%, to $10.0 million as of September 30, 2026 compared to $98.5 million at December 31, 2025, as the Bank elected to utilize lower cost FHLB borrowings instead.
•At September 30, 2026, FDIC insured deposits totaled approximately 54.7% of total deposits while an additional 19.5% of total deposits were collateralized with investment securities.
Borrowed Funds
•Short-term borrowings increased $79.0 million to $79.0 million as of September 30, 2026 as the Bank replaced maturing brokered deposits with lower cost FHLB borrowings.
Stockholders’ Equity
Stockholders’ equity decreased $1.6 million, or 1.0%, to $156.0 million at September 30, 2026, compared to $157.5 million at December 31, 2025, primarily due to a $11.9 million increase in accumulated other comprehensive loss resulting from recent market interest rate increases, the payment of $4.3 million in dividends and $315,000 of treasury shares purchased since December 31, 2025, partially offset by $13.5 million of net income for the current year and $667,000 of shares issued as a result of stock option exercises.
Book value per share
Book value per common share was $30.67 at September 30, 2026 compared to $31.28 at December 31, 2025, a decrease of $0.61.
Tangible book value per common share (Non-GAAP) was $28.76 at September 30, 2026, compared to $29.35 at December 31, 2025, a decrease of $0.59.
Refer to “Explanation of Use of Non-GAAP Financial Measures” at the end of this Press Release.
About CB Financial Services, Inc.
CB Financial Services, Inc. is the bank holding company for Community Bank, a Pennsylvania-chartered commercial bank. Community Bank operates its branch network in southwestern Pennsylvania and West Virginia. Community Bank offers a broad array of retail and commercial lending and deposit services.
For more information about CB Financial Services, Inc. and Community Bank, visit our website at www.cb.bank.

Statement About Forward-Looking Statements
Statements contained in this press release that are not historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995 and such forward-looking statements are subject to significant risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions contained in the Act. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company and its subsidiaries include, but are not limited to, general and local economic conditions, changes in market interest rates, deposit flows, demand for loans, real estate values and competition, competitive products and pricing, the ability of our customers to make scheduled loan payments, loan delinquency rates and trends, our ability to manage the risks involved in our business, our ability to control costs and expenses, inflation, market and monetary fluctuations, changes in federal and state legislation and regulation applicable to our business, actions by our competitors, and other factors that may be disclosed in the Company’s periodic reports as filed with the Securities and Exchange Commission. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update any forward-looking statements except as may be required by applicable law or regulation.
Company Contact:
John H. Montgomery
President and Chief Executive Officer
Phone: (724) 223-8317

CB FINANCIAL SERVICES, INC. SELECTED CONSOLIDATED FINANCIAL INFORMATION

Selected Financial Condition Data	9/30/26	6/30/26	3/31/26	12/31/25	9/30/25
(Dollars in thousands, except share and per share data) (Unaudited)

Assets
Cash and Due From Banks	$30,830	$76,090	$55,549	$31,693	$55,890
Securities	343,988	325,554	295,452	279,895	272,559
Loans Held for Sale	—	—	—	—	107
Loans
Real Estate:
Residential	323,465	327,003	330,761	329,237	333,430
Commercial	598,955	571,760	550,029	552,180	539,395
Construction	52,299	58,930	51,394	45,419	38,905
Commercial and Industrial	135,544	160,399	157,694	161,081	143,919
Consumer	27,498	31,108	36,720	42,876	49,581
Other	24,121	30,521	31,239	31,467	38,156
Total Loans	1,161,882	1,179,721	1,157,837	1,162,260	1,143,386
Allowance for Credit Losses	(9,993)	(10,451)	(10,303)	(10,116)	(10,146)
Loans, Net	1,151,889	1,169,270	1,147,534	1,152,144	1,133,240
Premises and Equipment, Net	19,676	19,069	19,428	19,646	19,896
Bank-Owned Life Insurance	25,290	25,127	24,964	24,812	24,660
Goodwill	9,732	9,732	9,732	9,732	9,732
Accrued Interest Receivable and Other Assets	46,558	31,578	30,633	29,771	29,430
Total Assets	$1,627,963	$1,656,420	$1,583,292	$1,547,693	$1,545,514

Liabilities
Deposits
Noninterest-Bearing Demand Accounts	$292,444	$286,623	$301,053	$291,745	$291,882
Interest-Bearing Demand Accounts	430,842	460,197	384,599	357,134	365,976
Money Market Accounts	236,843	220,812	209,258	209,166	206,166
Savings Accounts	167,235	168,948	172,172	169,307	169,005
Time Deposits	203,540	209,847	209,855	213,953	202,891
Total Organic Deposits	1,330,904	1,346,427	1,276,937	1,241,305	1,235,920
Brokered Deposits	10,000	33,633	98,500	98,500	98,500
Total Deposits	1,340,904	1,380,060	1,375,437	1,339,805	1,334,420

Short-Term Borrowings	79,000	65,000	—	—	—
Other Borrowings	34,789	34,778	34,768	34,758	34,748
Accrued Interest Payable and Other Liabilities	17,297	14,485	14,336	15,593	23,881
Total Liabilities	1,471,990	1,494,323	1,424,541	1,390,156	1,393,049

Stockholders’ Equity	155,973	162,097	158,751	157,537	152,465
Total Liabilities and Stockholders’ Equity	$1,627,963	$1,656,420	$1,583,292	$1,547,693	$1,545,514

	Three Months Ended					Nine Months Ended
Selected Operating Data	9/30/26	6/30/26	3/31/26	12/31/25	9/30/25	9/30/26	9/30/25
(Dollars in thousands, except share and per share data) (Unaudited)

Interest and Dividend Income:
Loans, Including Fees	$16,552	$16,177	$15,957	$16,077	$15,973	$48,686	$45,993
Securities:
Taxable	3,667	3,351	2,999	3,035	2,848	10,018	8,485
Tax-Exempt	465	452	416	415	146	1,333	146
Dividends	7	7	7	7	7	21	44
Other Interest and Dividend Income	902	919	272	458	367	2,094	1,279
Total Interest and Dividend Income	21,593	20,906	19,651	19,992	19,341	62,152	55,947
Interest Expense:
Deposits	5,892	5,940	5,232	5,802	5,810	17,064	17,643
Short-Term Borrowings	339	70	188	—	68	598	199
Other Borrowings	364	362	359	364	364	1,085	1,156
Total Interest Expense	6,595	6,372	5,779	6,166	6,242	18,747	18,998
Net Interest and Dividend Income	14,998	14,534	13,872	13,826	13,099	43,405	36,949
(Recovery) Provision for Credit Losses - Loans	(399)	157	228	265	336	(14)	269
Provision (Recovery) for Credit Losses - Unfunded Commitments	330	(140)	13	97	(77)	204	(42)
Net Interest and Dividend Income After Net (Recovery) Provision for Credit Losses	15,067	14,517	13,631	13,464	12,840	43,215	36,722
Noninterest Income:
Service Fees	589	582	554	585	574	1,725	1,595
Insurance Commissions	1	1	1	1	1	3	3
Other Commissions	80	74	75	60	63	229	192
Net Gain on Sale of Loans	27	45	11	6	50	83	99
Net (Loss) Gain on Securities	(35)	(18)	8	14	(11,752)	(45)	(11,821)
Net Gain on Purchased Tax Credits	10	10	10	4	4	31	11
Net Gain on Disposal of Premises and Equipment	—	—	—	40	—	—	—
Income from Bank-Owned Life Insurance	163	163	152	152	154	478	451
Other Income	186	115	151	867	229	453	512
Total Noninterest Income (Loss)	1,021	972	962	1,729	(10,677)	2,957	(8,958)
Noninterest Expense:
Salaries and Employee Benefits	5,851	6,120	5,997	5,842	5,247	17,967	16,371
Occupancy	617	615	656	573	574	1,888	1,939
Equipment	369	364	349	382	367	1,082	1,070
Data Processing	1,053	1,140	942	790	708	3,135	2,266
Federal Deposit Insurance Corporation Assessment	188	176	173	171	173	537	552
Pennsylvania Shares Tax	330	267	286	242	306	884	706
Contracted Services	498	436	405	481	371	1,339	1,063
Legal and Professional Fees	260	198	221	234	411	679	789
Advertising	169	115	142	192	132	427	374
Other Real Estate Owned	—	—	—	55	8	—	9
Other Expense	929	959	841	961	886	2,728	2,592
Total Noninterest Expense	10,264	10,390	10,012	9,923	9,183	30,666	27,731
Income (Loss) Before Income Tax Expense	5,824	5,099	4,581	5,270	(7,020)	15,506	33
Income Tax Expense (Benefit)	497	798	714	528	(1,324)	2,009	(131)
Net Income (Loss)	$5,327	$4,301	$3,867	$4,742	$(5,696)	$13,497	$164

	Three Months Ended					Nine Months Ended
Per Common Share Data	9/30/26	6/30/26	3/31/26	12/31/25	9/30/25	9/30/26	9/30/25
Dividends Per Common Share	$0.28	$0.28	$0.28	$0.26	$0.26	$0.84	$0.76
Earnings (Loss) Per Common Share - Basic	1.05	0.85	0.77	0.95	(1.14)	2.66	0.03
Earnings (Loss) Per Common Share - Diluted	0.99	0.80	0.73	0.89	(1.07)	2.53	0.03

Weighted Average Common Shares Outstanding - Basic	5,082,908	5,073,474	5,053,586	5,015,025	4,985,188	5,070,097	5,044,012
Weighted Average Common Shares Outstanding - Diluted	5,358,067	5,353,959	5,318,874	5,304,685	5,319,594	5,345,256	5,357,173

	9/30/26	6/30/26	3/31/26	12/31/25	9/30/25
Common Shares Outstanding	5,084,720	5,080,438	5,072,183	5,036,509	4,998,383
Book Value Per Common Share	$30.67	$31.91	$31.30	$31.28	$30.50
Tangible Book Value per Common Share (1)	28.76	29.99	29.38	29.35	28.56
Stockholders’ Equity to Assets	9.6%	9.8%	10.0%	10.2%	9.9%
Tangible Common Equity to Tangible Assets (1)	9.0	9.3	9.5	9.6	9.3

	Three Months Ended					Nine Months Ended
Selected Financial Ratios (2)	9/30/26	6/30/26	3/31/26	12/31/25	9/30/25	9/30/26	9/30/25
Return on Average Assets	1.26%	1.04%	1.01%	1.22%	(1.50)%	1.11%	0.01%
Return on Average Equity	13.08	10.77	9.84	12.14	(15.15)	11.25	0.15
Average Interest-Earning Assets to Average Interest-Bearing Liabilities	132.10	133.48	133.68	134.05	134.42	132.85	134.82
Average Equity to Average Assets	9.67	9.64	10.24	10.02	9.93	9.84	9.96
Net Interest Rate Spread	3.22	3.14	3.29	3.18	3.05	3.22	2.86
Net Interest Rate Spread (FTE) (1)	3.26	3.18	3.34	3.23	3.08	3.27	2.88
Net Interest Margin	3.75	3.68	3.83	3.76	3.64	3.76	3.49
Net Interest Margin (FTE) (1)	3.79	3.73	3.88	3.80	3.67	3.80	3.51
Net Charge-Offs (Recoveries) to Average Loans	0.02	—	0.01	0.10	(0.03)	0.01	(0.01)
Efficiency Ratio	64.07	67.01	67.49	63.79	379.15	66.14	99.07

Asset Quality Ratios	9/30/26	6/30/26	3/31/26	12/31/25	9/30/25
Allowance for Credit Losses to Total Loans	0.86%	0.89%	0.89%	0.87%	0.89%
Allowance for Credit Losses to Nonperforming Loans (3)	311.79	308.47	309.49	190.51	464.99
Delinquent and Nonaccrual Loans to Total Loans (4)	0.59	0.69	0.54	0.86	0.59
Nonperforming Loans to Total Loans (3)	0.28	0.29	0.29	0.46	0.19
Nonperforming Assets to Total Assets (5)	0.20	0.20	0.21	0.34	0.15

Capital Ratios (6)	9/30/26	6/30/26	3/31/26	12/31/25	9/30/25
Common Equity Tier 1 Capital (to Risk Weighted Assets)	14.10%	14.22%	14.70%	13.92%	14.19%
Tier 1 Capital (to Risk Weighted Assets)	14.10	14.22	14.70	13.92	14.19
Total Capital (to Risk Weighted Assets)	15.00	15.18	15.71	14.89	15.20
Tier 1 Leverage (to Adjusted Total Assets)	10.20	9.94	10.34	10.15	10.06
(1).Refer to Explanation of Use of Non-GAAP Financial Measures in this Press Release for the calculation of the measure and reconciliation to the most comparable GAAP measure.
(2).Interim period ratios are calculated on an annualized basis.
(3).Nonperforming loans consist of all nonaccrual loans and accruing loans that are 90 days or more past due.
(4).Delinquent loans consist of accruing loans that are 30 days or more past due.
(5).Nonperforming assets consist of nonperforming loans and other real estate owned.
(6).Capital ratios are for Community Bank only.
Certain items previously reported may have been reclassified to conform with the current reporting period’s format.

AVERAGE BALANCES AND YIELDS
	Three Months Ended
	September 30, 2026			June 30, 2026			March 31, 2026			December 31, 2025			September 30, 2025
	Average Balance	Interest and Dividends	Yield / Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)
(Dollars in thousands) (Unaudited)
Assets:
Interest-Earning Assets:
Loans, Net (2)	$1,157,873	$16,597	5.69%	$1,153,305	$16,235	5.65%	$1,151,941	$16,023	5.64%	$1,138,734	$16,145	5.62%	$1,120,036	$16,034	5.68%
Debt Securities
Taxable	304,562	3,667	4.82	287,012	3,351	4.67	249,917	2,999	4.80	241,449	3,035	5.03	259,196	2,848	4.40
Tax-Exempt	39,651	589	5.94	38,526	572	5.94	35,218	527	5.99	35,243	525	5.96	12,461	185	5.94
Equity Securities	1,000	7	2.80	1,000	7	2.80	1,000	7	2.80	1,000	7	2.80	1,000	7	2.80
Interest-Earning Deposits at Banks	79,880	798	4.00	99,855	845	3.38	27,236	200	2.94	41,222	384	3.73	29,682	293	3.95
Other Interest-Earning Assets	4,602	104	8.97	3,278	74	9.05	3,874	72	7.54	2,998	74	9.79	3,972	74	7.39
Total Interest-Earning Assets	1,587,568	21,762	5.44	1,582,976	21,084	5.34	1,469,186	19,828	5.47	1,460,646	20,170	5.48	1,426,347	19,441	5.41
Noninterest-Earning Assets	83,677			78,718			87,352			85,605			75,480
Total Assets	$1,671,245			$1,661,694			$1,556,538			$1,546,251			$1,501,827
Liabilities and Stockholders' Equity:
Interest-Bearing Liabilities:
Interest-Bearing Demand Accounts	$513,745	$2,885	2.23%	$458,395	$2,328	2.04%	$365,729	$1,642	1.82%	$367,382	$1,850	2.00%	$350,232	$1,835	2.08%
Money Market Accounts	229,488	1,281	2.21	221,065	1,200	2.18	209,181	1,104	2.14	212,212	1,232	2.30	211,660	1,401	2.63
Savings Accounts	168,653	53	0.12	170,276	51	0.12	169,568	40	0.10	168,853	45	0.11	171,188	43	0.10
Time Deposits	208,197	1,538	2.93	210,258	1,566	2.99	213,645	1,604	3.04	207,895	1,653	3.15	201,651	1,587	3.12
Total Organic Interest-Bearing Deposits	1,120,083	5,757	2.04	1,059,994	5,145	1.95	958,123	4,390	1.86	956,342	4,780	1.98	934,731	4,866	2.07
Brokered Deposits	14,130	135	3.79	84,053	795	3.79	87,136	842	3.92	98,500	1,022	4.12	85,995	944	4.36
Total Interest-Bearing Deposits	1,134,213	5,892	2.06	1,144,047	5,940	2.08	1,045,259	5,232	2.03	1,054,842	5,802	2.18	1,020,726	5,810	2.26
Short-Term Borrowings	32,808	339	4.10	7,089	70	3.96	18,990	188	4.01	16	—	4.71	5,655	68	4.77
Other Borrowings	34,783	364	4.15	34,774	362	4.18	34,764	359	4.19	34,754	364	4.16	34,743	364	4.16
Total Interest-Bearing Liabilities	1,201,804	6,595	2.18	1,185,910	6,372	2.16	1,099,013	5,779	2.13	1,089,612	6,166	2.25	1,061,124	6,242	2.33
Noninterest-Bearing Demand Deposits	294,833			301,859			283,546			285,269			271,462
Total Funding and Cost of Funds	1,496,637		1.75	1,487,769		1.72	1,382,559		1.70	1,374,881		1.78	1,332,586		1.86
Other Liabilities	13,050			13,686			14,564			16,367			20,120
Total Liabilities	1,509,687			1,501,455			1,397,123			1,391,248			1,352,706
Stockholders' Equity	161,558			160,239			159,415			155,003			149,121
Total Liabilities and Stockholders' Equity	$1,671,245			$1,661,694			$1,556,538			$1,546,251			$1,501,827
Net Interest Income (FTE) (Non-GAAP) (3)		$15,167			$14,712			$14,049			$14,004			$13,199
Net Interest-Earning Assets (4)	385,764			397,066			370,173			371,034			365,223
Net Interest Rate Spread (FTE) (Non-GAAP) (3) (5)			3.26%			3.18%			3.34%			3.23%			3.08%
Net Interest Margin (FTE) (Non-GAAP) (3)(6)			3.79			3.73			3.88			3.80			3.67
(1)Annualized based on three months ended results.
(2)Net of the allowance for credit losses and includes nonaccrual loans with a zero yield and Loans Held for Sale if applicable.
(3)Refer to Explanation and Use of Non-GAAP Financial Measures in this Press Release for the calculation of the measure and reconciliation to the most comparable GAAP measure.
(4)Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(5)Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(6)Net interest margin represents annualized net interest income divided by average total interest-earning assets.

AVERAGE BALANCES AND YIELDS

	Nine Months Ended
	September 30, 2026			September 30, 2025
	Average Balance	Interest and Dividends	Yield /Cost	Average Balance	Interest and Dividends	Yield / Cost
(Dollars in thousands) (Unaudited)
Assets:
Interest-Earning Assets:
Loans, Net (1)	$1,154,395	$48,857	5.66%	$1,098,105	$46,167	5.62%
Debt Securities
Taxable	280,697	10,018	4.76	273,949	8,485	4.13
Exempt From Federal Tax	37,815	1,687	5.95	4,199	185	5.87
Marketable Equity Securities	1,000	21	2.80	1,552	44	3.78
Interest-Earning Deposits at Banks	66,734	1,844	3.68	36,044	1,083	4.01
Other Interest-Earning Assets	3,920	250	8.53	3,648	196	7.18
Total Interest-Earning Assets	1,544,561	62,677	5.43	1,417,497	56,160	5.30
Noninterest-Earning Assets	85,685			69,034
Total Assets	$1,630,246			$1,486,531

Liabilities and Stockholders' Equity:
Interest-Bearing Liabilities:
Interest-Bearing Demand Accounts	$446,498	$6,855	2.05%	$334,380	$5,039	2.01%
Savings Accounts	169,496	144	0.11	172,517	126	0.10
Money Market Accounts	219,985	3,585	2.18	226,760	4,874	2.87
Time Deposits	210,679	4,708	2.99	219,552	5,713	3.48
Total Organic Interest-Bearing Deposits	1,046,658	15,292	1.95	953,209	15,752	2.21
Brokered Deposits	61,505	1,772	3.85	57,872	1,891	4.37
Total Interest-Bearing Deposits	1,108,163	17,064	2.06	1,011,081	17,643	2.33
Short-Term Borrowings	19,680	598	4.06	5,607	199	4.75
Other Borrowings	34,774	1,085	4.17	34,733	1,156	4.45
Total Interest-Bearing Liabilities	1,162,617	18,747	2.16	1,051,421	18,998	2.42
Noninterest-Bearing Demand Deposits	293,454			269,259
Total Funding and Cost of Funds	1,456,071		1.72	1,320,680		1.92
Other Liabilities	13,739			17,812
Total Liabilities	1,469,810			1,338,492
Stockholders' Equity	160,436			148,039
Total Liabilities and Stockholders' Equity	$1,630,246			$1,486,531
Net Interest Income (FTE) (Non-GAAP) (2)		43,930			37,162
Net Interest-Earning Assets (3)	381,944			366,076
Net Interest Rate Spread (FTE) (Non-GAAP) (2)(4)			3.27%			2.88%
Net Interest Margin (FTE) (Non-GAAP) (2)(5)			3.80			3.51
(1)Annualized based on nine months ended results.
(2)Net of the allowance for credit losses and includes nonaccrual loans with a zero yield and Loans Held for Sale if applicable.
(3)Refer to Explanation and Use of Non-GAAP Financial Measures in this Press Release for the calculation of the measure and reconciliation to the most comparable GAAP measure.
(4)Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(5)Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(6)Net interest margin represents annualized net interest income divided by average total interest-earning assets.

Explanation of Use of Non-GAAP Financial Measures
In addition to financial measures presented in accordance with generally accepted accounting principles (“GAAP”), we use, and this Press Release contains or references, certain Non-GAAP financial measures. We believe these Non-GAAP financial measures provide useful information in understanding our underlying results of operations or financial position and our business and performance trends as they facilitate comparisons with the performance of other companies in the financial services industry. Non-GAAP adjusted items impacting the Company's financial performance are identified to assist investors in providing a complete understanding of factors and trends affecting the Company’s business and in analyzing the Company’s operating results on the same basis as that applied by management. Although we believe that these Non-GAAP financial measures enhance the understanding of our business and performance, they should not be considered an alternative to GAAP or considered to be more important than financial results determined in accordance with GAAP, nor are they necessarily comparable with similar Non-GAAP measures which may be presented by other companies. Where Non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found herein.
The Company revised its presentation of certain Non-GAAP financial measures to no longer exclude gains and losses resulting from changes in the fair value of equity securities as non-core items. Accordingly, prior-period Non-GAAP financial measures presented herein have been recast to conform to the current presentation and to enhance comparability between periods. This change affects only the presentation of the Company’s Non-GAAP financial measures and does not affect its reported GAAP results.

	9/30/26	6/30/26	3/31/26	12/31/25	9/30/25
(Dollars in thousands, except share and per share data) (Unaudited)

Total Assets (GAAP)	$1,627,963	$1,656,420	$1,583,292	$1,547,693	$1,545,514
Goodwill and Intangible Assets, Net	(9,732)	(9,732)	(9,732)	(9,732)	(9,732)
Tangible Assets (Non-GAAP) (Numerator)	$1,618,231	$1,646,688	$1,573,560	$1,537,961	$1,535,782
Stockholders' Equity (GAAP)	$155,973	$162,097	$158,751	$157,537	$152,465
Goodwill and Intangible Assets, Net	(9,732)	(9,732)	(9,732)	(9,732)	(9,732)
Tangible Common Equity or Tangible Book Value (Non-GAAP) (Denominator)	$146,241	$152,365	$149,019	$147,805	$142,733
Stockholders’ Equity to Assets (GAAP)	9.6%	9.8%	10.0%	10.2%	9.9%
Tangible Common Equity to Tangible Assets (Non-GAAP)	9.0%	9.3%	9.5%	9.6%	9.3%
Common Shares Outstanding (Denominator)	5,084,720	5,080,438	5,072,183	5,036,509	4,998,383
Book Value per Common Share (GAAP)	$30.67	$31.91	$31.30	$31.28	$30.50
Tangible Book Value per Common Share (Non-GAAP)	$28.76	$29.99	$29.38	$29.35	$28.56

	Three Months Ended					Nine Months Ended
	9/30/26	6/30/26	3/31/26	12/31/25	9/30/25	9/30/26	9/30/25
(Dollars in thousands) (Unaudited)

Net Income (Loss) (GAAP)	$5,327	$4,301	$3,867	$4,742	$(5,696)	$13,497	$164
Annualization Factor	3.97	4.01	4.06	3.97	3.97	1.34	1.34
Average Stockholders' Equity (GAAP)	$161,558	$160,239	$159,415	$155,003	$149,121	$160,436	$148,039
Average Goodwill and Intangible Assets, Net	(9,732)	(9,732)	(9,732)	(9,732)	(9,732)	(9,732)	(9,732)
Average Tangible Common Equity (Non-GAAP) (Denominator)	$151,826	$150,507	$149,683	$145,271	$139,389	$150,704	$138,307
Return on Average Equity (GAAP)	13.08%	10.77%	9.84%	12.14%	(15.15)%	11.25%	0.15%
Return on Average Tangible Common Equity (Non-GAAP)	13.92%	11.46%	10.48%	12.95%	(16.21)%	11.97%	0.16%

	Three Months Ended					Nine Months Ended
	9/30/26	6/30/26	3/31/26	12/31/25	9/30/25	9/30/26	9/30/25
(Dollars in thousands) (Unaudited)

Interest Income (GAAP)	$21,593	$20,906	$19,651	$19,992	$19,341	$62,152	$55,947
Adjustment to FTE Basis	169	178	177	178	100	525	213
Interest Income (FTE) (Non-GAAP)	21,762	21,084	19,828	20,170	19,441	62,677	56,160
Interest Expense (GAAP)	6,595	6,372	5,779	6,166	6,242	18,747	18,998
Net Interest Income (FTE) (Non-GAAP)	$15,167	$14,712	$14,049	$14,004	$13,199	$43,930	$37,162

Net Interest Rate Spread (GAAP)	3.22%	3.14%	3.29%	3.18%	3.05%	3.22%	2.86%
Adjustment to FTE Basis	0.04	0.04	0.05	0.05	0.03	0.05	0.02
Net Interest Rate Spread (FTE) (Non-GAAP)	3.26%	3.18%	3.34%	3.23%	3.08%	3.27%	2.88%

Net Interest Margin (GAAP)	3.75%	3.68%	3.83%	3.76%	3.64%	3.76%	3.49%
Adjustment to FTE Basis	0.04	0.05	0.05	0.04	0.03	0.04	0.02
Net Interest Margin (FTE) (Non-GAAP)	3.79%	3.73%	3.88%	3.80%	3.67%	3.80%	3.51%

	Three Months Ended					Nine Months Ended
	9/30/26	6/30/26	3/31/26	12/31/25	9/30/25	9/30/26	9/30/25
(Dollars in thousands) (Unaudited)

Income (Loss) Before Income Tax Expense (GAAP)	$5,824	$5,099	$4,581	$5,270	$(7,020)	$15,506	$33
Net (Recovery) Provision for Credit Losses	(69)	17	241	362	259	190	227
PPNR (Non-GAAP)	5,755	5,116	4,822	5,632	(6,761)	15,696	260
Adjustments
Net Loss on Securities	—	—	—	—	11,757	—	11,770
Net Gain on Disposal of Premises and Equipment	—	—	—	(40)	—	—	—
Earn-out Payment Related to the Sale of EU	—	—	(8)	(711)	—	(8)	(49)
Reduction in Force Expenses	—	—	—	—	—	—	1,003
Adjusted PPNR (Non-GAAP) (Numerator)	$5,755	$5,116	$4,814	$4,881	$4,996	$15,688	$12,984
Annualization Factor	3.97	4.01	4.06	3.97	3.97	1.34	1.34
Average Assets (Denominator)	$1,671,245	$1,661,694	$1,556,538	$1,546,251	$1,501,827	$1,630,246	$1,486,531
Adjusted PPNR Return on Average Assets (Non-GAAP)	1.37%	1.23%	1.26%	1.25%	1.32%	1.29%	1.17%

	Three Months Ended					Nine Months Ended
	9/30/26	6/30/26	3/31/26	12/31/25	9/30/25	9/30/26	9/30/25
(Dollars in thousands, except share and per share data) (Unaudited)

Net Income (Loss) (GAAP)	$5,327	$4,301	$3,867	$4,742	$(5,696)	$13,497	$164

Adjustments
Net Loss on Securities	—	—	—	—	11,757	—	11,770
Net Gain on Disposal of Premises and Equipment	—	—	—	(40)	—	—	—
Earn-out Payment Related to the Sale of EU	—	—	(8)	(711)	—	(8)	(49)
Reduction in Force Expenses	—	—	—	—	—	—	1,003
Income Taxes	(462)	—	2	(181)	(2,130)	(460)	(2,333)
Adjusted Net Income (Non-GAAP)	$4,865	$4,301	$3,861	$3,810	$3,931	$13,029	$10,555
Weighted-Average Diluted Common Shares and Common Stock Equivalents Outstanding	5,358,067	5,353,959	5,318,874	5,304,685	5,319,594	5,345,256	5,357,173
Earnings (Loss) per Common Share - Diluted (GAAP)	$0.99	$0.80	$0.73	$0.89	$(1.07)	$2.53	$0.03
Adjusted Earnings per Common Share - Diluted (Non-GAAP)	$0.91	$0.80	$0.73	$0.72	$0.74	$2.44	$1.97
Net Income (Loss) (GAAP) (Numerator)	$5,327	$4,301	$3,867	$4,742	$(5,696)	$13,497	$164
Annualization Factor	3.97	4.01	4.06	3.97	3.97	1.34	1.34
Average Assets (Denominator)	1,671,245	1,661,694	1,556,538	1,546,251	1,501,827	1,630,246	1,486,531
Return on Average Assets (GAAP)	1.26%	1.04%	1.01%	1.22%	(1.50)%	1.11%	0.01%
Adjusted Net Income (Non-GAAP) (Numerator)	$4,865	$4,301	$3,861	$3,810	$3,931	$13,029	$10,555
Annualization Factor	3.97	4.01	4.06	3.97	3.97	1.34	1.34
Average Assets (Denominator)	1,671,245	1,661,694	1,556,538	1,546,251	1,501,827	1,630,246	1,486,531
Adjusted Return on Average Assets (Non-GAAP)	1.15%	1.04%	1.01%	0.98%	1.04%	1.07%	0.95%

	Three Months Ended					Nine Months Ended
	9/30/26	6/30/26	3/31/26	12/31/25	9/30/25	9/30/26	9/30/25
(Dollars in thousands) (Unaudited)

Net Income (Loss) (GAAP) (Numerator)	$5,327	$4,301	$3,867	$4,742	$(5,696)	$13,497	$164
Annualization Factor	3.97	4.01	4.06	3.97	3.97	1.34	1.34
Average Equity (GAAP) (Denominator)	161,558	160,239	159,415	155,003	149,121	160,436	148,039
Return on Average Equity (GAAP)	13.08%	10.77%	9.84%	12.14%	(15.15)%	11.25%	0.15%
Adjusted Net Income (Non-GAAP) (Numerator)	$4,865	$4,301	$3,861	$3,810	$3,931	$13,029	$10,555
Annualization Factor	3.97	4.01	4.06	3.97	3.97	1.34	1.34
Average Equity (GAAP) (Denominator)	161,558	160,239	159,415	155,003	149,121	160,436	148,039
Adjusted Return on Average Equity (Non-GAAP)	11.95%	10.77%	9.82%	9.75%	10.46%	10.86%	9.53%

	Three Months Ended					Nine Months Ended
	9/30/26	6/30/26	3/31/26	12/31/25	9/30/25	9/30/26	9/30/25
(Dollars in thousands) (Unaudited)

Noninterest Expense (GAAP) (Numerator)	$10,264	$10,390	$10,012	$9,923	$9,183	$30,666	$27,731

Net Interest and Dividend Income (GAAP)	$14,998	$14,534	$13,872	$13,826	$13,099	$43,405	$36,949

Noninterest Income (Loss) (GAAP)	1,021	972	962	1,729	(10,677)	2,957	(8,958)
Operating Revenue (GAAP) (Denominator)	$16,019	$15,506	$14,834	$15,555	$2,422	$46,362	$27,991
Efficiency Ratio (GAAP)	64.07%	67.01%	67.49%	63.79%	379.15%	66.14%	99.07%

Noninterest Expense (GAAP)	$10,264	$10,390	$10,012	$9,923	$9,183	$30,666	$27,731
Adjustments:
Reduction in Force Expenses	—	—	—	—	—	—	(1,003)
Adjusted Noninterest Expense (Non-GAAP) (Numerator)	$10,264	$10,390	$10,012	$9,923	$9,183	$30,666	$26,728

Net Interest and Dividend Income (GAAP)	$14,998	$14,534	$13,872	$13,826	$13,099	$43,405	$36,949
Noninterest Income (Loss) (GAAP)	1,021	972	962	1,729	(10,677)	2,957	(8,958)
Adjustments:
Net Loss on Securities	—	—	—	—	11,757	—	11,770
Net Gain on Disposal of Premises and Equipment	—	—	—	(40)	—	—	—
Earn-out Payment Related to the Sale of EU	—	—	(8)	(711)	—	(8)	(49)
Adjusted Noninterest Income (Non-GAAP)	$1,021	$972	$954	$978	$1,080	$2,949	$2,763
Adjusted Operating Revenue (Non-GAAP) (Denominator)	$16,019	$15,506	$14,826	$14,804	$14,179	$46,354	$39,712
Adjusted Efficiency Ratio (Non-GAAP)	64.07%	67.01%	67.53%	67.03%	64.76%	66.16%	67.30%